UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-6671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws

As described under Item 5.07 of this Current Report on Form 8-K, at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Cencora, Inc. (the “Company”) held on March 12, 2024, the shareholders of the Company approved proposed amendments (the “Amendments”) to the Company’s certificate of incorporation to permit the exculpation of officers, as is consistent with the Delaware General Corporation Law, and to effect other miscellaneous clarifications and changes. The Amendments are described in detail under “Item 4: Approval of an amendment of the certificate of incorporation to provide for the exculpation of officers as permitted by Delaware law” and “Item 5: Approval of miscellaneous amendments to the certificate of incorporation” commencing on pages 84 and 86, respectively, of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 29, 2024 (the “Proxy Statement”) in connection with the Annual Meeting. The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of incorporation, as modified by the Amendments (the “Amended and Restated Certificate of Incorporation”), which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The Amended and Restated Certificate of Incorporation became effective upon its filing with the Secretary of State of the State of Delaware on March 14, 2024.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Company held its Annual Meeting on March 12, 2024.

(b)	Each of the five items listed below was submitted to a vote of the Company’s shareholders at the Annual Meeting and is described in more detail in the Proxy Statement. The final voting results are set forth below:

Item 1 - Election of Directors.

Each of the individuals listed below was elected by the Company’s shareholders to serve as a director until the 2025 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.

Nominees	For	Against	Abstentions	Broker Non-Votes
Ornella Barra	173,871,076	1,659,203	181,183	8,997,321
Werner Baumann	175,342,892	214,974	153,596	8,997,321
Steven H. Collis	167,609,243	7,068,961	1,033,258	8,997,321
D. Mark Durcan	175,224,736	335,132	151,594	8,997,321
Richard W. Gochnauer	169,926,452	5,609,416	175,594	8,997,321
Lon R. Greenberg	170,454,959	5,111,897	144,606	8,997,321
Kathleen W. Hyle	171,180,797	4,382,477	148,188	8,997,321
Lorence H. Kim, M.D.	173,913,409	1,645,766	152,287	8,997,321
Redonda G. Miller, M.D.	169,240,543	6,332,365	138,554	8,997,321
Dennis M. Nally	174,129,172	1,430,818	151,472	8,997,321
Lauren M. Tyler	175,361,050	203,108	147,304	8,997,321

Item 2 - Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

The Company’s shareholders approved this item. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
164,272,546	10,905,767	533,149	8,997,321

Item 3 - Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024.

The Company’s shareholders approved this item. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
170,700,405	13,876,371	132,007	N/A

Item 4 – Approval of an Amendment of the Company’s Certificate of Incorporation to Provide for the Exculpation of Officers as Permitted by Delaware Law.

The Company’s shareholders approved this item. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
156,052,344	19,420,865	238,253	8,997,321

Item 5 – Approval of Miscellaneous Amendments to the Company’s Certificate of Incorporation.

The Company’s shareholders approved this item. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
175,345,092	117,224	249,146	8,997,321

No item other than the five items addressed above and described in the Proxy Statement was submitted at the Annual Meeting for shareholder action.

The shareholder proposal as set forth in the Proxy Statement regarding the voting standard for the election of directors was not properly presented for a vote because the proponent failed to present the proposal personally or through a qualified representative at the Annual Meeting. If the shareholder proposal had been properly presented, the proposal would not have been approved by the shareholders, with the voting results as follows:

For	Against	Abstentions	Broker Non-Votes
1,283,645	173,604,022	823,795	8,997,321

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Cencora, Inc., effective March 14, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

March 15, 2024	By:	/s/ Elizabeth S. Campbell
Name: Elizabeth S. Campbell
Title: Executive Vice President and Chief Legal Officer